Exhibit 4.2

REDEMPTION AGREEMENT

REDEMPTION AGREEMENT, dated as of January 15, 2009 (this “Agreement”), between Henry County Plywood Corporation., a Nevada corporation (the “Company”), Michael Friess (“Friess”) and Sanford Schwartz (“Schwartz” and collectively with Friess, the “Redeeming Parties”).

BACKGROUND

The Company desires to redeem an aggregate of 1,666,298 shares (the “Shares”) from Friess and Schwartz in exchange for an aggregate payment of Five Hundred Thousand Dollars ($500,000) payable by delivery of a promissory note, to be dated as of the date hereof, by the Company in favor of each of Friess and Schwartz in the form of Exhibits A and B, respectively, hereto (the “Notes”). Friess and Schwartz have each indicated to the Company that they are willing to allow the Company to redeem the Shares from in exchange for the Notes. The portion of the Shares to be redeemed from Friess is 833,149 shares, with the remaining 833,149 shares being redeemed from Schwartz.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.	REDEMPTION OF SHARES; REDEMPTION ISSUANCE; CONSIDERATION

1.1      Redemption of Shares; Redemption Issuance; Consideration. The Company shall redeem the Shares from the Redeeming Parties and the Redeeming Parties shall tender the Shares to the Company for redemption in consideration for the issuance by the Company of the Notes (the “Redemption Issuance”). At the Closing (as defined below), the Company shall effect the Redemption Issuance by delivering the Notes to the Redeeming Parties.

2.	THE CLOSING AND CLOSING DELIVERIES

2.1      Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement shall take place on January 15, 2009 (the “Closing Date”) at such place and at such time as the parties may mutually agree.

2.2      Deliveries. At the Closing, the Redeeming Parties shall deliver to the Company their respective certificates representing the Shares accompanied by an executed stock transfer power duly endorsed in blank with signature guaranteed and such other documents as may be necessary to effect the transfer of the Shares to the Company free and clear of all liens, claims, charges, security interests, and encumbrances of any kind whatsoever against delivery to the Redeeming Parties of the Notes as specified in Section 1.1 hereof. Each party shall certify and reaffirm their representations and warranties to each other as set forth herein as of the Closing by delivering to the other party a certificate to such effect.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Redeeming Parties as of the date hereof as follows:

3.1      Organization, Standing, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to own, lease and operate its properties, to carry on its business as now conducted and now proposed to be conducted, to execute, deliver and enter into this Agreement and to perform and carry out the terms of this Agreement.

3.2      Authorization and Binding Effect. The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Company. This Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy and other laws relating to creditors rights and subject to limitations on the availability of equitable remedies.

4.	REPRESENTATIONS AND WARRANTIES OF THE REDEEMING PARTIES

The Redeeming Parties hereby jointly and severally represent and warrant to the Company as of the date hereof (and the Redeeming Parties shall certify to the Company as of the Closing) as follows:

4.1      Shares. The Redeeming Parties are the owners of their respective portions of the Shares, and upon delivery of the Shares to the Company in accordance with this Agreement, such Shares will be free of any encumbrance, lien, claims, charge, and security interest or other interest of any kind whatsoever, and the Company shall be the sole lawful owner of the Shares. Except for this Agreement, no person has any option or right to purchase or otherwise acquire the Shares, whether by contract of sale or otherwise, nor is there a “short position” as to the Shares.

4.2      Authorization and Binding Effect. The execution and delivery of this Agreement and the performance of the transactions contemplated hereby are duly authorized (corporate or otherwise). This Agreement constitutes the legal, valid and binding obligations of the Redeeming Parties, enforceable against each of the Redeeming Parties in accordance with its terms, except as limited by bankruptcy and other laws relating to creditors rights and subject to limitations on the availability of equitable remedies.

5.	MISCELLANEOUS

5.1      Amendment and Waiver. Any term, covenant, agreement or condition of this Agreement may be amended, with the written consent of the Company, Friess and Schwartz, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Company, Friess and Schwartz.

5.2      Notices. Any notice, demand or other communication to be given hereunder by any party to the other shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given to the address of such party as set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in accordance with the provisions of this Section 6.2). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof.

5.3      Survival of Agreements, Representations and Warranties, etc. All representations and warranties contained herein shall survive the execution and delivery of this Agreement.

5.4      Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Company, Friess, Schwartz, successors to the Company, Friess and Schwartz, and the assigns of Friess and Schwartz.

5.5      Governing Law. This Agreement (including the validity thereof and the rights and obligations of the parties hereunder and thereunder) and all amendments and supplements hereof and thereof and all waivers and consents hereunder and thereunder shall be construed in accordance with and governed by the internal laws of the State of Nevada without regard to its conflict of laws rules.

5.6      Expenses. Each party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and all of the transactions contemplated hereby and thereby.

5.7      Specific Performance. Each of the parties hereto acknowledges and agrees that the breach of this Agreement would cause irreparable damage to the other parties hereto and that the other parties hereto will not have an adequate remedy at law. Therefore, the obligations of each of the parties hereto under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies, however, shall be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

5.8      Miscellaneous. This Agreement embodies the entire agreement and understanding between Friess, Schwartz and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts but all such counterparts shall together constitute but one and the same instrument. This Agreement may be reproduced by any electronic, photographic, photostatic, magnetic, microfilm, microfiche, micro-card, miniature photographic, facsimile or other similar process and the original thereof may be destroyed. The parties agree that any such reproduction shall, to the extent permitted by law, be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not the reproduction was made in the regular course of business) and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Redemption Agreement as of the date first set forth above.

HENRY COUNTY PLYWOOD CORPORATION

By:	/s/ Chi Ming Leung

Name: Chi Ming Leung
Title: Chief Executive Officer

/s/ Michael Friess

Michael Friess

/s/ Sanford Schwartz

Sanford Schwartz

[Signature Page to Redemption Agreement]